For period ending 4-30-98
File Number 811-7980

Series 1 and 5

Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Series Trust:

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                    Small Cap Stock Fund:

                                      Date of   Date offering  Purchase                    Securities         Amount        Total
            Security:                 Purchase:   commenced:    price:   Commission:     acquired from:     purchased:    Offering:

  1.   IMCO Recycling                  10/30/97    10/30/97      18.00      $0.50     Merrill Lynch        $  360,000   $ 2,300,000
  2.   OYO Geospace Corporation        11/21/97    11/21/97      14.00      $0.58     Rauscher Pierce      $            $28,000,000
                                                                                                              420,000
  3.   MPW Industrial Services         12/12/97    12/12/97       9.00      $0.37     Robert Baird         $1,485,000   $33,750,000
       Group, Inc.
  4.   INSpire Insurance Solutions     03/27/98    03/27/98      31.50      $1.09     Montgomery           $  787,500   $72,450,000
                                                                                      Securities

                    MidCap Growth Fund:

                                      Date of   Date offering  Purchase                    Securities         Amount        Total
            Security:                 Purchase:   commenced:    price:   Commission:     acquired from:     purchased:    Offering:

  1.   Horizon Offshore Inc.           04/02/98    04/02/98      13.00      $0.53     Saloman Smith        $  260,000   $65,000,000
                                                                                      Barney


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